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                                                                      Exhibit 11

Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement No. 333-21767 of New England Variable Life Separate Account on Form S-6 of our reports dated April 10, 2003, relating to New England Variable Life Separate Account (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 6 to the financial statements) and our report dated February 19, 2003 relating to New England Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142), both appearing in the Prospectus Supplement, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

Deloitte & Touche LLP

Tampa, Florida
April 24, 2003